Exhibit 10.2

ROCKWELL AUTOMATION, INC.

RESOLUTIONS OF THE BOARD OF DIRECTORS

ADOPTED ON DECEMBER 5, 2007

RESOLVED, that effective upon approval of the 2008 Plan by the shareowners as provided in these resolutions, the 2000 Long-Term Incentives Plan of the Corporation is amended by adding a new Section 10q to read in its entirety as follows:

“q. No additional Options, Restricted Stock, SARs, Performance Shares or Performance Units will granted under the Plan after February 6, 2008, but outstanding Restricted Stock and Performance Shares will continue to vest, and outstanding Options will continue to vest and will be exercisable, in accordance with their respective terms, after that date.”

and further

RESOLVED, that the officers of this Corporation are each authorized and empowered, in the name and on behalf of this Corporation, to take or cause to be taken such action or actions and to execute and deliver or cause to be executed and delivered such instruments, certificates and other documents, as any such officer may deem appropriate to carry out the purposes and intent of the foregoing resolutions.